EXHIBIT 10.18
GRUBB & ELLIS REALTY ADVISORS, INC.
1,666,667 UNITS
REPRESENTING COMMON STOCK AND WARRANTS
Unit Purchase Agreement
          , 2006
Kojaian Ventures, L.L.C.
39400 Woodward Ave., Suite 250
Bloomfield Hills, Michigan 48304
Ladies and Gentlemen:
     Grubb & Ellis Realty Advisors, Inc., a Delaware corporation (the “Corporation”), proposes, subject to the terms and conditions stated herein, to issue and sell to Kojaian Ventures, L.L.C (“Kojaian Ventures”) an aggregate of 1,666,667 units (the “Kojaian Units”) representing one share of common stock and two warrants in the Corporation (the “Units”). Certain terms used but not defined herein have the meanings assigned to them in the underwriting agreement (the “Underwriting Agreement”), dated as of even date herewith, by and among the Corporation and the underwriters named therein (the “Underwriters”), relating to the Corporation’s proposed sale of an aggregate 15,000,000 Units (the “Underwritten Units”), to the Underwriters.
     This is to confirm the agreement between the Corporation and Kojaian Ventures concerning the purchase of the Kojaian Units from the Corporation by Kojaian Ventures.
     1. Representations, Warranties and Agreements of the Corporation. The Corporation represents and warrants to, and agrees with, Kojaian Ventures that:
     (a) Registration. A registration statement on Form S-11 (File No. 333-129190) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus dated February [ ], 2006 relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”. For purposes of this Agreement, “Applicable Time” means [    ] a./p.m. (New York City time) on the date of this Agreement.
     (b) No Stop Order. No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (c) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto will conform when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by an Underwriter through Deutsche Bank Securities, Inc. expressly for use therein.
     (d) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, as supplemented by other information, if any, listed in Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Pricing Prospectus or the Prospectus and the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the statements made by the Corporation in the Pricing Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Corporation or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, the representation and warranty in this Section 1(d) shall not apply to any statements or omissions made in the Registration Statement, the Prospectus or the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Corporation by an Underwriter through Deutsche Bank Securities, Inc. expressly for use therein.
     (e) Formation and Qualification of the Corporation and the General Partner. The Corporation has been duly formed and is validly existing in good standing as a Corporation under the Delaware General Corporation Law with full corporate power and authority necessary to enter into this Agreement and to conduct its business, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus. The Corporation is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders’ equity, or results of operations of the Corporation (a “Material Adverse Effect”), or (ii) subject the stockholders of the Corporation to any material liability or disability.
     (f) Valid Issuance of the Units. The Kojaian Units, and the common stock and warrants represented thereby, will be duly authorized by the Corporation and, when issued and delivered to Kojaian Ventures against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
     (g) Authority and Authorization. The Corporation has all requisite power and authority to issue, sell and deliver the Kojaian Units, in accordance with and upon the terms and conditions set forth in this Agreement.
     (h) Due Execution and Delivery of Purchase Agreement and Underwriting Agreement. This Agreement and the Underwriting Agreement have been duly executed and delivered by the Corporation.
     (i) No Conflicts. None of the offering, issuance and sale by the Corporation of the Kojaian Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Corporation’s Certificate of Incorporation or By-Laws, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Corporation is a party or by which the Corporation or any of its respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Corporation to perform its obligations under this Agreement.
     (j) Investment Company. The Corporation is not now, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     (k) Trading. The Units, common stock, and warrants have been approved for listing on the American Stock Exchange.
     2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Corporation agrees to sell to Kojaian Ventures, and Kojaian Ventures hereby agrees to purchase from the Corporation, at a purchase price of $6.00 per unit, 1,666,667 Kojaian Units. The proceeds received by the Corporation for the Kojaian Units shall be deposited in the trust fund established by the Corporation for the benefit of the public securityholders, including Kojaian Ventures, as described in the Registration Statement pursuant to the terms of an Investment Management Trust Agreement.
     3. Delivery and Payment for the Kojaian Units. Delivery of and payment for the Kojaian Units shall be made at 9:30 a.m., New York City time, on                      , 2006 (such date and time of delivery and payment for the Kojaian Units being herein called the “Closing Date”). Delivery of the Kojaian Units shall be made to Kojaian Ventures against payment by Kojaian Ventures of the purchase price thereof to or upon the order of the Corporation by wire transfer payable in same-day funds to an account specified by the Corporation.
     4. Conditions of Kojaian Ventures’ Obligations. The obligations of Kojaian Ventures hereunder, as to the Kojaian Units, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Corporation herein are, at and as of the Closing Date, true and correct, the condition that the Corporation shall have performed all of its obligations hereunder theretofore to be performed, and the closing of the purchase and sale of the Underwritten Units shall have occurred.
     5. All statements, requests, notices and agreements hereunder shall be in writing, and if to Kojaian Ventures shall be delivered or sent by mail or facsimile transmission to 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304, fax number (248) 644-7620; and if to the Corporation shall be delivered or sent by mail to the address of the Corporation set forth in the Registration Statement, Attention: Mark E. Rose, Chief Executive Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     6. This Agreement shall be binding upon, and inure solely to the benefit of, Kojaian Ventures and the Corporation, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
     7. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Corporation and Kojaian Ventures, or any of them, with respect to the subject matter hereof.
     8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     9. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     If the foregoing is in accordance with your understanding, please sign and return to us two (2) counterparts hereof, and upon the acceptance hereof by Kojaian Ventures, this letter and such acceptance hereof shall constitute a binding agreement between Kojaian Ventures and the Corporation.

Very Truly Yours, GRUBB & ELLIS REALTY ADVISORS, INC.

Name:	Mark E. Rose
Title:	Chief Executive Officer

Accepted and agreed to upon
this ___ day of February, 2006:
KOJAIAN VENTURES, L.L.C.
a Michigan limited liability company
By: Kojaian Ventures — MM, Inc.,
a Michigan corporation,
Managing Member

By:
Name: C. Michael Kojaian
Title: President

Schedule II
Materials Other Than the Pricing Prospectus
That Comprise the Pricing Disclosure Package

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